Exhibit 99.2

Press Release	Press Release Contacts:
Richard P. Smith
For Immediate Release	President & CEO, TriCo Bancshares
12/11/2017 2:30 pm PST	(530) 898-0300

Thomas McGraw
CEO, FNB Bancorp
(650) 875-4865

TriCo Bancshares Enters San Francisco Bay Area with Acquisition of FNB Bancorp

CHICO, CA & SOUTH SAN FRANCISCO,CA – (BUSINESS WIRE) – TriCo Bancshares (“TriCo”) (NASDAQ: TCBK) and FNB Bancorp (“FNB”) (NASDAQ: FNBG) today announced that they have entered into a definitive agreement under which TriCo, parent company of Tri Counties Bank, will acquire FNB, parent company of First National Bank of Northern California (“FNB NorCal”), in a stock transaction valued at approximately $315.3 million in aggregate, or $40.81 per share based on the closing price of TriCo’s common stock of $41.64 per share on December 8, 2017. The transaction extends Tri Counties Bank’s meaningful presence throughout Northern California into the San Francisco peninsula adding key growth markets and opportunities to serve customers in and around the Bay Area. The combination provides customers on the peninsula with access to a premier community banking franchise committed to the businesses, consumers and the communities it serves.

TriCo is headquartered in Chico, CA, with $4.7 billion in total assets, $2.9 billion in gross loans, and $3.9 billion in deposits as of September 30, 2017. Tri Counties Bank was founded in 1975 and has 66 branch locations throughout Northern and Central California.

FNB is headquartered in South San Francisco, CA, with $1.3 billion in total assets, $0.8 billion in gross loans, and $1.0 billion in deposits as of September 30, 2017. FNB NorCal was founded in 1963 and has 12 branches located across the San Francisco Peninsula.

Based on financial information as of September 30, 2017, the combined company will have approximately $6.1 billion in assets, $5.0 billion in deposits, $3.7 billion in gross loans, and 78 branches throughout California — spanning from Bakersfield in the south to near the Oregon border in the north. The transaction, which was unanimously approved by the Boards of Directors of TriCo and FNB, is subject to approval by the shareholders of both companies and federal and California banking regulatory agencies.

Richard P. Smith, President & CEO, TriCo commented, “We are thrilled FNB NorCal has agreed to join with Tri Counties Bank, strengthening and growing our position as the premier Northern California community bank. We admire FNB NorCal’s over 50 year commitment to the Bay Area and believe they are the ideal partner to enable us to enter the market. We strongly believe that the Bay Area will benefit from our full service community banking approach that combines contemporary products and services with personal service and community engagement. The transaction will strengthen the TriCo franchise and provide us with improved growth opportunities, greater earnings power, and the meaningful operational scale of an over $6 billion asset bank.”

Mr. Smith continued, “TriCo has a proven record of successful acquisitions, having most recently completed the integration of North Valley Bancorp and branches purchased on the North Coast from Bank of America in 2016. We are excited to welcome the FNB employees and customers and are prepared for a smooth transition process.”

Thomas McGraw, CEO, FNB commented, “We have been impressed by TriCo and the cultural similarities with FNB. Strategically, TriCo intends to grow the franchise and our customers will benefit from becoming part of a larger banking franchise with an expanded array of products and services. I am confident our shared community banking philosophies and core technology platforms will ensure a successful transition and provide exciting opportunities for our employees and loyal customers.”

Under the terms of the merger agreement, FNB shareholders will receive 0.980 shares of TriCo common stock in exchange for each share of FNB common stock they hold. The exchange ratio is fixed, subject to a trading collar. In total, FNB shareholders will own approximately 24% of the common stock of the combined company once the transaction is complete. The merger is expected to qualify as a tax-free reorganization.

The merger agreement includes a trading collar that allows TriCo to terminate the merger agreement if the weighted average price of TriCo common stock, determined in accordance with the merger agreement, exceeds $49.78 and outperforms the KBW Regional Banking Index by more than 20%, unless FNB agrees to reduce the exchange ratio. Conversely, FNB has the right to terminate the merger agreement if the weighted average price of TriCo common stock is less than $33.18 and underperforms the KBW Regional Banking Index by more than 20%, unless TriCo agrees to increase the exchange ratio.

The merger agreement provides for two directors of FNB to join TriCo’s Board of Directors.

TriCo expects the transaction to be 2% accretive to earnings in 2018 (excluding transaction costs) and 8% accretive to earnings in 2019. The earnings per share accretion estimates are based on estimated cost savings of approximately 28% of FNB’s non-interest expense, with an estimated 75% realized in 2018 and 100% phased-in during 2019. The earnings per share accretion estimates do not include any impact due to potential revenue synergies although opportunities have been identified. TriCo is expected to recover the tangible book value dilution resulting from this transaction in 4.7 years via the crossover method.

Please see the section below titled “Investor Presentation” to access further details regarding the pro forma assumptions and anticipated financial merits of the transaction along with other information about the merger.

TriCo was advised in this transaction by Stephens Inc., as financial advisor and Sheppard, Mullin, Richter & Hampton LLP, as legal counsel. FNB was advised by The Courtney Group, as financial advisor and Dodd Mason George LLP, as legal counsel.

Investor Presentation

An investor presentation has also been created for this announcement and can be accessed at TriCo’s and FNB’s respective websites:

•	TriCo: https://www.tcbk.com/investor-relations

•	FNB: https://www.fnbnorcal.com/investor-relations-overview

About TriCo

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, CA, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with access to over 25,000 nationwide surcharge free ATMs, advanced online and mobile banking and telephone access to bankers 7 days per week. Brokerage services are provided by the bank’s investment services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.

About FNB

FNB Bancorp is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. As a bank holding company, the Company is authorized to engage in the activities permitted under the Bank Holding Company Act of 1956, as amended, and regulations there under. Our principle office is located at 975 El Camino Real, South San Francisco, CA, 94080, and our telephone number is (650) 588-6800. Visit the Company’s website address at www.fnbnorcal.com for more information.

Important Additional Information About the Merger:

This communication is being made in respect of the proposed merger transaction between TriCo and FNB. TriCo intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of TriCo and FNB and a prospectus of TriCo, and each party will file other documents regarding the proposed transaction with the SEC. A definitive joint proxy statement/prospectus will also be sent to the TriCo and FNB shareholders seeking any required shareholder approvals. Before making any voting or investment decision, investors and security holders of TriCo and FNB are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by TriCo and FNB with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by TriCo may be obtained free of charge at TriCo’s website at https://www.tcbk.com/investor-relations and the documents filed by FNB may be obtained free of charge at FNB’s website at https://www.fnbnorcal.com/investor-relations-overview. Alternatively, these documents, when available, can be obtained free of charge from TriCo upon written request to TriCo Bancorp, Attention: Craig Compton, Secretary, 63 Constitution Drive, Chico, CA 95973 or by calling (800) 922-8742 or from FNB upon written request to FNB Bancorp, 975 El Camino Real, South San Francisco, CA, 94080, Attention: Corporate Secretary, or by calling (650) 588-6800.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the joint proxy statement/prospectus that TriCo and FNB will file with the SEC.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the merger transaction between TriCo and FNB, which are subject to numerous assumptions, risks and uncertainties. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to each of TriCo’s and FNB’s Annual Reports on Form 10-K for the year ended December 31, 2016, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors previously disclosed in reports filed by TriCo and FNB with the SEC, risks and uncertainties for TriCo, FNB and the combined company include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of FNB’s operations with those of TriCo will be materially delayed or will be more costly or difficult than expected; the inability to complete the merger in a timely manner; the inability to complete the merger due to the failure of TriCo’s or FNB’s shareholders to adopt the merger agreement; diversion of management’s attention from ongoing business operations and opportunities; the failure to satisfy any conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on TriCo’s, FNB’s or the combined company’s respective customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated or that the combined company will not achieve anticipated earnings accretion or cost savings as a result of unexpected factors or events; the risks of expanding into a new market; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, neither TriCo nor FNB assumes any obligation to update any forward-looking statement.

Proxy Solicitation

TriCo, FNB, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from TriCo’s and FNB’s shareholders in favor of the approval of the merger. Information about the directors and executive officers of TriCo and their ownership of TriCo common stock is set forth in the proxy statement for TriCo’s 2017 annual meeting of shareholders, as previously filed with the SEC on April 17, 2017. Information about the directors and executive officers of FNB and their ownership of FNB common stock is set forth in the proxy statement for FNB’s 2017 annual meeting of shareholders, as previously filed with the SEC on May 12, 2017. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available. Free copies of this document may be obtained as described above.